Exhibit 3.2

As amended and restated
effective June 9, 2004

BYLAWS

-of-

CREDIT SUISSE FIRST BOSTON (USA), INC.

BYLAWS

-of-

CREDIT SUISSE FIRST BOSTON (USA), INC.

(herein called the “Corporation”)

ARTICLE I

Stockholders

Section 1.01. Annual Meeting.  If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, or by remote communication, as may be designated by resolution of the Board of Directors from time to time.  Any other proper business may be transacted at the annual meeting.

Section 1.02. Special Meetings.  Special meetings of stockholders, for any purpose or purposes, may be called at any time by the Chief Executive Officer, the President, the Secretary, any Assistant Secretary or by resolution of the Board of Directors.  Special meetings of stockholders shall be held at such place, within or without the State of Delaware, or by remote communication, as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.

Section 1.03. Notice of Meetings of Stockholders.  Whenever stockholders are required or permitted to take any action at a meeting, notice of the meeting shall be given at the direction of the person or persons calling the meeting (unless that notice shall be waived or unless the stockholders act by consent in lieu of meeting in accordance with the provisions of Article Seventh of the Restated Certificate of Incorporation and Section 1.09 hereof) which shall state the date, time and place, if any, and the means of remote communication, if any, by which the stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise required by law, the Restated Certificate of Incorporation or these Bylaws, a copy of the notice of any meeting shall be given, personally, by mail, or by electronic transmission not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

When a meeting is adjourned to another time or place, if any, it shall not be necessary to give any notice of the adjourned meeting if the time, place, if any, and the means of remote communication, if any, by which the stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, except as provided by the General Corporation Law of the State of Delaware, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.

Section 1.04. Quorum.  At all meetings of the stockholders, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of any business.  If, however, a majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power, by a majority in voting power thereof, to adjourn the meeting from time to time until the requisite amount of voting stock shall be represented.  At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 1.05. Organization.  Meetings of stockholders shall be presided over by a Chairperson of the Board, if any, or in the absence of a Chairperson of the Board by a Chief Executive Officer, or in the absence of a Chief Executive Officer by a chairperson chosen at the meeting.  A Secretary, or in the absence of a Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of a Secretary and any Assistant Secretary the chairperson of the meeting may appoint any person to act as secretary of the meeting.  The order of business at each such meeting shall be as determined by the chairperson of the meeting.  The chairperson of the meeting shall have the right and authority to adjourn a meeting of stockholders without a vote of stockholders and to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting and are not inconsistent with any rules or regulations adopted by the Board of Directors pursuant to the provisions of the Restated Certificate of Incorporation.

Section 1.06. Method of Voting.  Voting at meetings of stockholders need not be by written ballot.  At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect.  All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Restated Certificate of Incorporation, these Bylaws, or the rules or regulations of any stock exchange applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

Section 1.07. Voting Rights of Stockholders and Proxies.  Except as otherwise provided by or pursuant to the provisions of the Restated Certificate of Incorporation, each stockholder of record entitled to vote in accordance with the laws of the State of Delaware, the Restated Certificate of Incorporation or these Bylaws, shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock entitled to vote standing in his name on the books of the Corporation, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.  Each proxy shall be valid only for the meeting in respect of which it is given and any and all adjournments thereof.

Section 1.08. Fixing Date for Determination of Stockholders of Record.  In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, but shall not be required to, fix, in advance, a record date, which, in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and in the case of any other action, shall not be more than sixty days prior to any such action.  If no record date is fixed by the Board of Directors, the record date shall be the close of business on the day on which the Board of Directors adopts the resolution relating to such meeting, action by consent or other action.

Section 1.09.  Consent in Lieu of Meeting.  As provided in the Restated Certificate of Incorporation, any corporate action, with respect to which the vote of the stockholders at a meeting thereof is required or permitted by any provision of the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation or these Bylaws, may be taken without that vote and meeting, and that vote and meeting may be dispensed with, if that corporate action has been consented to in writing by the holders of a majority (or, if with respect to a particular corporate action the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation or these Bylaws specifies a greater percentage, by the holders of that percentage) of the stock that would have been entitled to vote upon that action if a meeting were held.  Prompt notice shall be given to all stockholders of the taking of any corporate action pursuant to the provisions of this paragraph unless that action has been consented to in writing by the holders of all of the stock that would have been entitled to vote upon that action if a meeting were held.

ARTICLE II

Directors

Section 2.01. Management of Business.  The business of the Corporation shall be managed by or under the direction of its Board of Directors.  Directors need not be holders of the Common Stock of the Corporation.

The Board of Directors, in addition to the powers and authority expressly conferred upon it herein, by statute, by the Restated Certificate of Incorporation or otherwise, is hereby empowered to exercise all such powers as may be exercised by the Corporation, except as expressly provided otherwise by the statutes of the State of Delaware, by the Restated Certificate of Incorporation or by these Bylaws.

Section 2.02.  Number of Directors. The number of directors which shall constitute the whole Board shall consist of such number of directors as may be fixed from time to time by the stockholders or by the Board of Directors; provided, however, that in no case shall the number be less than two.

Section 2.03.  Election and Term.  The directors shall be elected at the annual meeting of the stockholders, and each director shall be elected to hold office until his successor shall be elected and qualified, or until his earlier resignation or removal.

Section 2.04.  Resignations and Removal.  Any director of the Corporation may resign at any time by giving notice, in writing or by electronic transmission, to the Corporation.  Such resignation shall take effect at the time specified therein, if any, or, if no time is specified therein, then upon receipt of such notice by the Corporation; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

Any director may be removed at any time, with or without cause, upon the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation at that time having voting power for the election of directors.

Section 2.05. Vacancies and Newly Created Directorships.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors shall be elected and qualified, or until their earlier resignation or removal.  When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

Section 2.06.  Quorum of Directors.  At all meetings of the Board of Directors, one-third of the entire Board, but not less than two directors, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of the directors to another time and place, if any.  Notice of any adjournment need not be given if such time and place, if any, are announced at the meeting.

Section 2.07.  Regular Meetings.  Regular meetings of the Board of Directors may be held at such time, date and place, if any, within or without the State of Delaware, and by such means of remote communication, if any, as shall from time to time be fixed by the Board of Directors and no additional notice thereof shall be necessary.

Section 2.08.  Special Meetings.  Special meetings of the Board of Directors may be called at any time by the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary, any Assistant Secretary or by resolution of the Board of Directors.  Special meetings shall be held at such time, date and place, if any, within or without the State of Delaware, and by such means of remote communication, if any, as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.

Special meetings of the Board of Directors shall be held upon notice to the directors or waiver thereof.

Unless waived, notice of each special meeting of the directors, stating the time, date and place, if any, of the meeting, and the means of remote communication, if any, shall be given to each director by delivered letter or by personal communication either over the telephone or otherwise (including by facsimile or by electronic transmission), in each such case not later than 2 hours prior to the meeting.  Notices of special meetings of the Board of Directors and waivers thereof need not state the purpose or purposes of the meeting.

Section 2.09. Remote Participation in Meetings.  Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 2.10. Organization.  Meetings of the Board of Directors shall be presided over by a Chairperson of the Board, if any, or in the absence of a Chairperson of the Board, by a Chief Executive Officer, or in the absence of a Chief Executive Officer, by a chairperson chosen at the meeting.  A Secretary, or in the absence of a Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of a Secretary and any Assistant Secretary the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.11. Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in a writing or writings or by electronic transmission or transmissions and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

Section 2.12. Compensation.  Directors shall receive such fixed sums and expenses of attendance for attendance at each meeting of the Board or of any committee and/or such salary as may be determined from time to time by the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation any other capacity and receiving compensation therefor.

Section 2.13. Operating Committee. The Board of Directors may designate an Operating Committee (and may discontinue the same at any time) to consist of two or more of the directors of the Corporation.  The members shall be appointed by the Board and shall hold office during the pleasure of the Board.  The Board may designate one or more directors as alternate members of the Committee, who may replace an absent or disqualified member at any meeting of the Committee.  The Operating Committee, to the extent permitted by law, shall have and may exercise all the powers of the Board of Directors (when the Board is not in session) in the management of the business and affairs of the Corporation (and may authorize the seal of the Corporation to be affixed to all papers which may require it), except as otherwise provided in the resolutions of the Board of Directors appointing the members of such Operating Committee and except that the Operating Committee shall have no power (a) to alter, amend or repeal these Bylaws or (b) to approve or adopt, or recommend to the stockholders, any action or matter expressly required under the General Corporation Law of the State of Delaware to be submitted to stockholders for approval.  Meetings of the Operating Committee may be held at such time, date and place, if any, within or without the State of Delaware, and by such means of remote communication, if any, as shall from time to time be fixed by the Operating Committee and no notice thereof shall be necessary.  A majority of the members of the Operating Committee shall constitute a quorum for the transaction of the business and the act of a majority present at which there is a quorum shall be the act of the Operating Committee.

Section 2.14. Other Committees.  The Board of Directors may designate one or more other committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution and permitted by law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

Section 2.15. Absence or Disqualification of Committee Members.  Notwithstanding any other provision of these Bylaws, in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

ARTICLE III

Officers

Section 3.01. Officers.  The Board of Directors shall elect a President, a Secretary and a Treasurer and it may elect such other officers as it may from time to time deem necessary or advisable.  Any person may hold two or more offices at the same time.

Section 3.02. Terms of Office.  The officers of the Corporation shall hold their offices until their successors are chosen and qualified or until their earlier resignation or removal.  Any officer may resign at any time upon written notice to the Corporation.

Section  3.03. Removal. Any officers, including, upon the choosing of a successor, the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary and the

Treasurer, may be removed from office at any time by the Board of Directors with or without cause.

Section 3.04. Authority. The Secretary shall record all the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose, and shall have the authority, perform the duties and exercise the powers in the management of the Corporation usually incident to the office held by him, and/or such other authority, duties and powers as may be assigned to him from time to time by the Board of Directors.  The other officers and agents, if any, shall have the authority, perform the duties and exercise the powers in the management of the Corporation usually incident to the offices held by them, respectively, and/or such other authority, duties and powers as may be assigned to them from time to time by the Board of Directors.  Any of the officers of the Corporation shall be authorized to affix the corporate seal to any instrument, contract and document which shall have been duly authorized for execution under seal of the Corporation.

Section 3.05. Voting Securities Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meetings and other instruments relating to securities owned by the Corporation may be executed in the name and on behalf of the Corporation by the any officer of the Corporation, and any such officer may in the name of and on behalf of the Corporation take all such actions as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which this Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

ARTICLE IV

Capital Stock

Section 4.01. Stock Certificates.  Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairperson of the Board, or the Chief Executive Officer, or the President, or a Managing Director, or a Vice President, and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 4.02. Transfers.  Stock of the Corporation shall be transferable in the manner prescribed by the laws of the State of Delaware and in these Bylaws.

Section 4.03. Registered Holders.  The Corporation shall be entitled to treat the person in whose name any share of stock or any warrant, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided otherwise by the laws of the State of Delaware.  No transfer of stock shall be valid as against the Corporation, its stockholders and creditors for any purpose until it shall have been entered in the Stock Ledger, as required by these Bylaws, by an entry showing from and to whom transferred, save as expressly provided otherwise by the laws of the State of Delaware.

Section 4.04.  Lost Certificates.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

Miscellaneous

Section 5.01.  Offices.  The registered office of the Corporation in the State of Delaware shall be at 2711 Centerville Road, Suite 400, Wilmington, Delaware.  The Corporation may also have offices at other places within and/or without the State of Delaware.

Section 5.02. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware.”

Section 5.03. Checks.  All checks or demands for money shall be signed by such person or persons as the Board of Directors may from time to time determine.

Section 5.04. Fiscal Year.  The fiscal year shall begin the first day of January in each year and shall end on the thirty-first day of December of such year.

Section 5.05. Waivers of Notice; Dispensing with Notice.  Whenever any notice whatever is required to be given under the provisions of the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission.

Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.06.  Amendment of Bylaws. These Bylaws may be altered, amended or repealed, and new Bylaws may be made, by the Board of Directors.

Section 5.07.  Section Headings and Statutory References.  The headings of the Articles and Sections of these Bylaws have been inserted for convenience of reference only and shall not be deemed to be part of these Bylaws.